Sprott ESG Gold ETF 10-Q

Certification of Principal Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (the “Report”) of Sprott ESG Gold ETF (the “Registrant”) as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Varinder Bhathal, the Principal Financial Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Varinder Bhathal*
Varinder Bhathal**
Chief Financial Officer
(serving in the capacity of principal financial and accounting officer and director)

Date: November 9, 2023

* The originally executed copy of this Certification will be maintained at the Sponsor’s offices and will be made available for inspection upon request.

** The registrant is a trust and the person is signing in his capacity as an officer of Sprott Asset Management LP, the Sponsor of the Registrant.

Exhibit 32.2